UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  March 28, 2011

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 28, 2011, LTC Properties, Inc. (the “Company”) announced the closing of its previously-announced offering of 3,500,000 shares of the Company’s common stock at a price of $27.25 per share.  In addition, the Company has sold 490,000 shares of its common stock at a price of $27.25 per share pursuant to the underwriters’ option to purchase additional shares, resulting in a total public offering of 3,990,000 shares for gross proceeds of approximately $108.7 million.

A copy of the Company’s press release relating to the closing, dated March 28, 2011, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1                           Press Release issued March 28, 2011

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: March 28, 2011	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President